Exhibit 99.1

January 15, 2015	Analyst Contact:	Andrew Ziola 918-947-7163
	Media Contact:	Jennifer Rector 918-947-7571

ONE Gas Fourth-quarter and Year-end 2014 Conference Call and Webcast Scheduled

2015 Earnings News Releases and Conference Call Schedules
Also Announced

TULSA, Okla. - Jan. 15, 2014 - ONE Gas, Inc. (NYSE: OGS) will release its fourth-quarter and year-end 2014 earnings after the market closes on Wed., Feb. 18, 2015.

The ONE Gas executive management team will participate in a conference call the following day, Thurs., Feb. 19, 2015, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time).

The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 800-397-0298, pass code 5960018, or log on to www.onegas.com.

What:	ONE Gas fourth-quarter and year-end 2014 earnings conference call and webcast

When:	11 a.m. Eastern, Feb. 19, 2015
10 a.m. Central

Where:	1) Phone conference call dial 800-397-0298, pass code 5960018
2) Log on to the webcast at www.onegas.com

If you are unable to participate in the conference call or the webcast, the replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 5960018.

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ONE Gas Fourth-quarter and Year-end 2014 Conference Call and Webcast Scheduled;
2015 Earnings News Release and Conference Call Schedules Also Announced

2015 Earnings News Release, Conference Call and Webcast Schedules

Additionally, conference calls and webcasts for the first, second and third quarters of 2015 also have been scheduled.

•	First quarter 2015: News release issued - Apr. 29, 2015; Conference call and webcast - Apr. 30, 2015;

•	Second quarter 2015: News release issued - July 29, 2015; Conference call and webcast - July 30, 2015;

•	Third quarter 2015: News release issued - Oct. 28, 2015; Conference call and webcast - Oct. 29, 2015.

Each quarterly earnings news release will be issued following the close of market on the date indicated.

Each quarterly conference call and webcast will take place at 11 a.m. Eastern Time (10 a.m. Central Time) on the date indicated. Conference call dial-in information will be provided at a later date.

ONE Gas, Inc. (NYSE: OGS) is a natural gas distribution company and the successor to the company founded in 1906 as Oklahoma Natural Gas Company, which became ONEOK, Inc. (NYSE: OKE) in 1980. On January 31, 2014, ONE Gas officially separated from ONEOK into a stand-alone, 100 percent regulated, publicly traded natural gas utility.

ONE Gas trades on the New York Stock Exchange under the symbol “OGS,” and is included in the S&P MidCap 400 Index.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas. ONE Gas is one of the largest publicly traded, 100 percent regulated, natural gas utilities in the United States.

ONE Gas is headquartered in Tulsa, Okla., and its companies include the largest natural gas distributor in Oklahoma and Kansas, and the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

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